                                                                    EXHIBIT 12.1



                LIN TELEVISION CORPORATION AND LIN HOLDINGS CORP.
                COMPUTATION OF RADIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)




                                                    Holdings        Company     Predecessor
                                                   Period from    Period from   Period from    Predecessor          Pro Forma
                                                     March 3        March 3      January 1     Three Months       Quarter Ended
                                                     through        through      through         Ended            March 31, 1998
                                                    March 31,      March 31,      March 2,      March 31,   -----------------------
                                                      1998           1998          1998           1997       Company       Holdings
                                                   -----------    ------------  -----------    ----------   ---------     ---------
Earnings:
   Net income(loss) before income taxes            $ (3,444)       $ (1,709)    $    966       $ 11,383     $(10,550)    $(16,298)
   Fixed charges                                      5,329           3,594        3,022          6,017       10,837       16,585
   Joint venture losses                                 462             462          244            403        2,180        2,180
                                                   --------        --------     --------       --------     --------     --------
Earnings as adjusted (A)                           $  2,347        $  2,347     $  4,232       $ 17,803     $  2,467     $  2,467
                                                   ========        ========     ========       ========     ========     ========

Fixed Charges:
   Interest expense                                $  5,270        $  3,535     $  2,764       $  5,718     $ 10,646     $ 16,394
   Rent expense                                          59              59          258            299          191          191
                                                   --------        --------     --------       --------     --------     --------
Fixed Charges as adjusted (B)                      $  5,329        $  3,594     $  3,022       $  6,017     $ 10,837     $ 16,585
                                                   ========        ========     ========       ========     ========     ========

Ratio of earnings to fixed charges
  (A) divided by (B)                                    0.4             0.7          1.4            3.0          0.2          0.1
Deficiency of earnings to fixed charges            $ (2,982)       $ (1,247)    $  1,210       $ 11,786     $ (8,370)    $(14,118)


                                                                Pro Forma
                                                                Year Ended
                                                             December 31, 1997
                                                         -----------------------
                                                         Company       Holdings
                                                         -------       ---------
Earnings:
   Net income(loss) before income taxes                  $(35,184)     $(56,900)
   Fixed charges                                           43,959        65,675
   Joint venture losses                                     4,989         4,989
                                                         --------      --------
Earnings as adjusted (A)                                 $ 13,764      $ 13,764
                                                         ========      ========

Fixed Charges:
   Interest expense                                      $ 43,112      $ 64,828
   Rent expense                                               847           847
                                                         --------      --------
Fixed Charges as adjusted (B)                            $ 43,959      $ 65,675
                                                         ========      ========


Ratio of earnings to fixed charges (A) divided by (B)         0.3           0.2
Deficiency of earnings to fixed charges                  $(30,195)     $(51,911)


                                                                               Year Ended December 31,
                                                         ------------------------------------------------------------
                                                           1997         1996         1995         1994         1993
                                                         -------      --------     -------      --------     --------
Earnings:
   Net income(loss) before income taxes                  $ 78,709     $ 72,937     $ 59,704     $ 50,911     $ 39,370
   Fixed charges                                           22,538       27,826       27,262       14,651       14,278
   Joint venture losses                                     1,532          995           --           --           --
                                                         --------     --------     --------     --------     --------
Earnings as adjusted (A)                                 $102,779     $101,758     $ 86,966     $ 65,562     $ 53,648
                                                         ========     ========     ========     ========     ========

Fixed Charges:
   Interest expense                                      $ 21,340     $ 26,582     $ 26,262     $ 13,451     $ 13,678
   Rent expense                                             1,198        1,244        1,000        1,200          600
                                                         --------     --------     --------     --------     --------
Fixed Charges as adjusted (B)                            $ 22,538     $ 27,826     $ 26,262     $ 14,651     $ 14,278
                                                         ========     ========     ========     ========     ========


Ratio of earnings to fixed charges (A) divided by (B)         4.6          3.7          3.2          4.5          3.8
Deficiency of earnings to fixed charges                  $     --     $     --     $     --     $     --     $     --